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Exhibit 21.1

Subsidiaries of the Registrant

Name	State of Incorporation
AspireCard.com, Inc.	Delaware
Bluestem Holdings, LLC(1)	Delaware
Capacitor, LLC(2)	Nevada
Card Services, Inc.	Georgia
CAR Financial Services, Inc.	Georgia
CAR Funding, Inc.	Georgia
CARS Acquisition, LLC	Georgia
Cash Loan Team, LLC	Georgia
CCRT International Holdings, B.V.	Amsterdam and Netherlands
CFC, LLC	Nevada
CompuCredit Acquisition Corporation	Nevada
CompuCredit Acquisition Corporation II	Nevada
CompuCredit Acquisition Corporation III	Nevada
CompuCredit Acquisition Funding Corp.	Nevada
CompuCredit Acquisition Funding Corp. III	Nevada
CompuCredit Funding Corp.	Nevada
CompuCredit Funding Corp. III	Nevada
CompuCredit Intellectual Property Holdings Corp. II	Nevada
CompuCredit Reinsurance Ltd.	Turks and Caicos Islands
CompuCredit Services Corporation	Nevada
CompuCredit UK Debt Purchasers, Inc.	Nevada
Consumer Auto Receivables, LLC	Georgia
Cottonwood Acquisition, LLC	Nevada
Creditinfo Support Services India Private Limited	India
CSC Acquisition, LLC	Nevada
CSG, LLC(3)	Delaware
Embarcadero Holdings LLC(4)	Delaware
Fingerhut Receivables, Inc.	Delaware
FMT Services, Inc.	Nevada
Goldenrod Funding, LLC	Nevada
Jefferson Capital Card Services, LLC	Georgia
Jefferson Capital Systems, LLC	Georgia
Majestic Capital Holdings, LLC	Georgia
Purpose Solutions LLC	Georgia
Rapid City Holdings, LLC(5)	Nevada
Rushmore Acquisition, LLC	Nevada
Transistor Holdings, LLC(6)	Delaware
Valued Services, LLC	Georgia
Valued Services Acquisitions Company, LLC	Georgia
Valued Services Acquisitions Company II, LLC	Georgia
Valued Services Financial Holdings, LLC	Georgia
Valued Services Holdings, LLC	Georgia
Valued Services Intellectual Property Funding, Inc.	Georgia
Valued Services Intellectual Property Holdings, Inc.	Georgia

Valued Services Intellectual Property Licensing, Inc.	Nevada
Valued Services Intellectual Property Management, Inc.	Nevada
Valued Services Intellectual Property Management, Inc. II	Nevada
Valued Services Investments, LLC	Georgia
Valued Services Management, LLC	Georgia
Valued Services of Alabama, LLC	Georgia
Valued Services of Anozira, LLC	Georgia
Valued Services of Arkansas, LLC	Georgia
Valued Services of California, LLC	Georgia
Valued Services of Colorado, LLC	Georgia
Valued Services of Florida, LLC	Georgia
Valued Services of Georgia, LLC	Georgia
Valued Services of Kentucky, LLC	Georgia
Valued Services of Louisiana, LLC	Georgia
Valued Services of Michigan, LLC	Georgia
Valued Services of Mississippi, LLC	Georgia
Valued Services of Missouri, LLC	Georgia
Valued Services of Nevada, LLC	Georgia
Valued Services of New Mexico, LLC	Georgia
Valued Services of North Carolina, LLC	Georgia
Valued Services of Ohio, LLC	Georgia
Valued Services of Oklahoma, LLC	Georgia
Valued Services of Oregon, LLC	Georgia
Valued Services of South Carolina, LLC	Georgia
Valued Services of Tennessee, LLC	Georgia
Valued Services of Utah, LLC	Georgia
Valued Services of Virginia, LLC	Georgia
Valued Services of Washington DC, LLC	Georgia
Valued Services of Washington, LLC	Georgia
Valued Services of West Virginia, LLC	Georgia
Valued Services of Wisconsin, LLC	Georgia
VS Financial Services, LLC	Georgia
VS of Arkansas, LLC	Georgia
VS of Florida, LLC	Georgia
VS of North Carolina, LLC	Georgia
VS of West Virginia, LLC	Georgia

(1)
The Company's own a 75.1% interest in Bluestem Holdings, LLC.

(2)
The Company's own a 33.3% interest in Capacitor, LLC.

(3)
The Corporation owns a 50.0% interest in CSG, LLC.

(4)
The Corporation owns a 62.5% interest in Embarcadero Holdings, LLC.

(5)
The Corporation owns a 47.5% interest in Rapid City Holdings, LLC.

(6)
The Corporation owns a 33.3% interest in Transistor Holdings, LLC.

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Subsidiaries of the Registrant